             WPG TUDOR FUND, WPG GROWTH AND INCOME FUND, WPG GROWTH
                       FUND, WPG QUANTITATIVE EQUITY FUND,
                      WPG CORE BOND FUND, WPG INTERMEDIATE
             MUNICIPAL BOND FUND, WPG GOVERNMENT MONEY MARKET FUND,
     WPG TAX-FREE MONEY MARKET FUND, WEISS, PECK & GREER INTERNATIONAL FUND,
                          RWB/WPG U.S. LARGE STOCK FUND
                       TOMORROW LONG-TERM RETIREMENT FUND
                      TOMORROW MEDIUM-TERM RETIREMENT FUND
                       TOMORROW SHORT-TERM RETIREMENT FUND


                                 CODE OF ETHICS

                                  INTRODUCTION

     This Code of Ethics is divided into three parts. The first part contains provisions applicable to access persons of the Fund who are also access persons of Weiss, Peck & Greer, L.L.C. ("WPG") or, with respect to Weiss, Peck & Greer International Fund, access persons of WPG or Lloyds Investment Management International Limited (where applicable, each of WPG and Lloyds Investment Management International Limited are referred to herein as the "Adviser"). The second part of this Code of Ethics pertains to "disinterested" trustees of the Fund. The third part contains record keeping and other provisions.

     The Board of Trustees of the Fund has determined that the high standards of ethics in the area of personal trading which have been established by the Adviser may, without change, be appropriately applied by the Fund to those access persons of the Fund who are also access persons of the Adviser. Such persons may have frequent opportunities for knowledge of and, in some cases, influence over, Fund portfolio transactions. In the experience of the Fund, trustees who are unaffiliated with the Adviser (e.g., disinterested trustees) have comparatively less current knowledge and considerably less influence over specific purchases and sales of securities by the Fund. Therefore, this Code of Ethics contains separate provisions applicable to such access persons.

                                   DEFINITIONS

     For purposes of this Code of Ethics, the following definitions shall apply:

     a. The term "access person" with respect to the Fund shall mean any trustee, officer or advisory person (as defined below) of the Fund. The term "access person" with respect to the Adviser shall mean any principal, director, officer or advisory person (as defined below) of the Adviser.

     b. The term "advisory person" shall mean (i) every employee of the Fund (or of any company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of a security (as defined below) by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales and (ii) every natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security.

     c. The term "beneficial ownership" shall mean a direct or indirect "pecuniary interest" (as defined in subparagraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934, as amended) that is held or shared by a person directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a security. While the definition of "pecuniary interest" in subparagraph (a)(2) of Rule 16a-1 is complex, the term generally means the opportunity directly or indirectly to provide or share in any profit derived from a transaction in a security. An indirect pecuniary interest in securities by a person would be deemed to exist as a result of: (i) ownership of securities by any of such person's immediate family members sharing the same household (including child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law); (ii) the person's partnership interest in the portfolio securities held by a general or limited partnership;
(iii) the existence of a performance-related fee (not simply an asset-based fee) received by such person as broker, dealer, investment adviser or manager to a securities account; (iv) the person's right to receive dividends from a security provided such right is separate or separable from the underlying securities; (v) the person's interest in securities held by a trust under certain circumstances; and (vi) the person's right to acquire securities through the exercise or conversion of a "derivative security" (which term excludes (a) a broad-based index option or future, (b) a right with an exercise or conversion privilege at a price that is not fixed, and (c) a security giving rise to the right to receive such other security only PRO RATA and by virtue of a merger, consolidation or exchange offer involving the issuer of the first security).

     d. The term "control" shall mean the power to exercise a controlling influence over the management or policies of the Fund, unless such power is solely the result of an official position with the Fund, all as determined in accordance with Section 2(a)(9) of the Investment Company Act of 1940, as amended (the "1940 Act").

     e. The term "disinterested trustee" shall mean a trustee of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

     f. The term "Fund" shall mean, individually, each of WPG Tudor Fund, WPG Growth and Income Fund, WPG Growth Fund, WPG Quantitative Equity Fund, WPG Government Securities Fund, WPG Intermediate Municipal Bond Fund, WPG Government Money Market Fund, WPG Tax-Free Money Market Fund, Weiss, Peck & Greer International Fund, RWB/WPG U.S. Large Stock Fund, Tomorrow Long-Term Retirement Fund, Tomorrow Medium-Term Retirement Fund, Tomorrow Short-Term Retirement Fund, Tomorrow Post-Retirement Fund, Core Large-Cap Stock Fund and Core Small-Cap Stock Fund.

     g. The term "investment personnel" shall mean all portfolio managers of the Fund and other advisory persons who assist the portfolio managers in making investment decisions for the Fund, including, but not limited to, analysts and traders of the Adviser.

     h. The term "material non-public information" with respect to an issuer shall mean information, not yet released to the public, that would have a substantial likelihood of affecting a reasonable investor's decision to buy or sell any securities of such issuer.

     I. The term "purchase" shall include the writing of an option to purchase.

     j. The term "Review Officer" shall mean the officer of the Fund designated from time to time by the Board of Trustees of the Fund to receive and review reports of purchases and sales by access persons. The term "Alternative Review Officer" shall mean the officer of the Fund designated from time to time by the Board of Trustees of the Fund to receive and review reports of purchases and sales by the Review Officer, and who shall act in all respects in the manner prescribed herein for the Review Officer.

     k. The term "sale" shall include the writing of an option to sell.

     l. The term "security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies, securities issued by the United States government within the meaning of Section 2(a)(16) of the 1940 Act, bankers' acceptances, bank certificates of deposit, commercial paper and such other money market instruments as may be designated from time to time by the Board of Trustees.

     m. The phrase "security held or to be acquired" shall mean any security which, within the most recent 15 days, is or has been held by the Fund or is being or has been considered for purchase by the Fund or the Adviser for purchase by the Fund.

     n. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

I. RULES APPLICABLE TO ACCESS PERSONS OF THE FUND WHO ARE ALSO ACCESS PERSONS OF THE ADVISER.

A.   INCORPORATION OF THE ADVISER'S CODE OF ETHICS.

          1. The provisions of WPG's Code of Ethics, which is attached as Appendix A hereto as such and may be amended from time to time, are hereby incorporated by reference as the Fund's Code of Ethics applicable to access persons of the Fund who are also access persons of WPG. With respect to Weiss, Peck & Greer International Fund, the provisions of the Code of Ethics of Lloyds Investment Management International Limited are hereby incorporated herein by reference as the Fund's Code of Ethics applicable to access persons of the Fund who are also access persons of Lloyds Investment Management International Limited.

          2. A violation of the Adviser's Code of Ethics by an access person of the Fund who is also an access person of the Adviser shall constitute a violation of this Code of Ethics.

B.   REPORTS

          1. Access persons of the Fund who are access persons of the Adviser shall file the reports required under the Adviser's Code of Ethics with the Review Officer and, if the Review Officer is an access person, the Review Officer shall submit his/her reports to the Alternate Review Officer.

          2. As an alternative to compliance with the reporting requirements of subparagraph 1 of this Section, an access person of the Fund who is also an access person of the Adviser shall be considered to have satisfied his or her reporting requirements provided that: (i) the access person complies with the alternative reporting provisions of the Adviser's Code of Ethics and (ii) the Adviser provides to the Review Officer all reports required to be made by its access persons under its Code of Ethics.

II.  RULES APPLICABLE TO DISINTERESTED TRUSTEES.

A.   LEGAL REQUIREMENTS.

          Section 17(j) the 1940 Act provides, among other things, that it is unlawful for any disinterested trustee of the Fund to engage in any act, practice or course of business in connection with the purchase or sale, directly or indirectly, by such disinterested trustee of any security held or to be acquired by the Fund in contravention of such rules and regulations as the Securities and Exchange Commission (the "Commission") may adopt to define and prescribe means reasonably necessary to prevent such acts, practices or courses of business as are fraudulent, deceptive or manipulative. Pursuant to Section 17(j), the Commission has adopted Rule 17j-1 which provides, among other things, that it is unlawful for any disinterested trustee of the Fund in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Fund:

          (I) to employ any device, scheme or artifice to defraud the Fund;

          (ii) to make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading;

          (iii) to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Fund; or

          (iv) to engage in any manipulative practice with respect to the Fund.

B.   STATEMENT OF POLICY.

          It is the policy of the Fund that no disinterested trustee shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1. The fundamental position of the Fund is, and has been, that each disinterested trustee shall place at all times the interests of Fund and its shareholders first. Accordingly, private securities transactions by disinterested trustees of the Fund must be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of a disinterested trustee's position of trust and responsibility. Further, disinterested trustees should not take inappropriate advantage of their positions with or on behalf of the Fund.

          Without limiting in any manner the fiduciary duty owed by disinterested trustees to the Fund or the provisions of this Code of Ethics, it should be noted that the Fund considers it proper that purchases and sales be made by its disinterested trustees in the marketplace of securities owned by the Fund; provided, however, that such personal securities transactions comply with the spirit of, and the specific restrictions and limitations set forth in, this Code of Ethics. In making personal investment decisions with respect to any security extreme care must be exercised by disinterested trustees to ensure that the prohibitions of this Code of Ethics are not violated. It bears emphasis that technical compliance with the procedures, prohibitions and limitations of this Code of Ethics will not automatically insulate from scrutiny personal securities transactions which show a pattern of abuse by a disinterested trustee of his or her fiduciary duty to the Fund.

C.   PROHIBITED ACTIVITIES.

          A violation of the Statement of Policy set forth above would always include at least the following prohibited activities. Should you have any questions regarding this Code of Ethics or whether an action is prohibited by this Code, please contact the Review Officer before taking such action.

          1. No disinterested trustee shall, directly or indirectly, purchase or sell securities in such a way that the disinterested trustee knew, or reasonably should have known, that such securities transactions compete in the market with actual or considered securities transactions for the Fund, or otherwise personally act to injure the Fund's securities transactions.

          2. No disinterested trustee shall use any knowledge of securities purchased or sold by the Fund or securities being considered for purchase or sale by the Fund to profit personally, directly or indirectly, by the market effect of such transactions.

          3. No disinterested trustee shall, directly or indirectly, communicate to any person who is not an access person of the Fund any material non-public information relating to the Fund or any issuer of any security owned by the Fund, including, without limitation, the purchase or sale or considered purchase or sale of a security on behalf of the Fund.

D.   EXEMPT TRANSACTIONS AND CONDUCT.

          The Statement of Policy and the Prohibited Activities set forth in Sections B and C above shall not be deemed to be violated by any of the following transactions:

          1. Purchases or sales for an account over which the disinterested trustee has no direct or indirect influence or control;

          2. Purchases or sales which are non-volitional on the part of the disinterested trustee;

          3. Purchases and sales which are part of an automatic dividend reinvestment, cash purchase or withdrawal plan provided that no adjustment is made by the access person to the rate at which securities are purchased or sold, as the case may be, under such a plan during any period in which the security is being considered for purchase or sale by the Fund;

          4. Purchases made by exercising rights distributed by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired by the disinterested trustee from the issuer, and sales of such rights so acquired;

          5. Tenders of securities pursuant to tender offers which are expressly conditioned on the tender offer's acquisition of all of the securities of the same class; and

          6. Purchases or sales for which the disinterested trustee has received prior written approval from the Fund. Prior approval shall be granted only if a purchase or sale of securities is consistent with the purposes of this Code of Ethics and Section 17(j) of the 1940 Act and Rule 17j-1 thereunder.

          E.   JOINT PARTICIPATION.

          Disinterested trustees should be aware that a specific provision of the 1940 Act prohibits such persons, in the absence of an order of the Commission, from effecting a transaction in which the Fund is a "joint or a joint and several participant" with such person. Any transaction which suggests the possibility of a question in this area should be presented to legal counsel for review.

F.   REPORTING REQUIREMENTS.

1. Mandatory Reporting. Each disinterested trustee shall submit to the Fund a report as to all securities transactions effected during each quarterly period, in which such disinterested trustee has, or by reason of such transactions acquires or disposes of, any beneficial ownership of a security; provided, however, that a disinterested trustee shall not be required to file a report unless such trustee, at the time of that transaction, knew or, have known that, during the 15-day period immediately preceding the date of the transaction by the trustee such security was purchased or sold by the Fund or such security was being considered by the Fund or the Adviser for purchase or sale by the Fund.

This mandatory reporting requirement shall apply whether or not one of the exemptions listed in Section D applies, except that a disinterested trustee shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control.

2. Voluntary Reporting. Each disinterested trustee may submit to the Fund a report as to all securities transactions effected during each quarterly period, in which such disinterested trustee has, or by reason of such transactions acquires or disposes of, any beneficial ownership of a security.

3. Every report required by subparagraph 1 of this Section shall contain a brief statement of the exemption provided in Section D that was relied upon in effecting the securities transaction and the circumstances of the transaction. In addition, every report submitted pursuant to this Section shall be in the form annexed hereto as Form A, or in similar form (such as a computer printout), and shall set forth at least the following information:

          (I) The date of each transaction, the title, class and number of shares, and the principal amount of each security involved;

          (ii) The nature of each transaction (i.e., purchase, sale or other type of acquisition or disposition);

          (iii) The price at which each transaction was effected; and

          (iv) The name of the broker, dealer or bank with or though whom each transaction was effected;

PROVIDED, HOWEVER, if no transactions in any securities were effected during a quarterly period by a disinterested trustee, such disinterested trustee shall submit to the Fund a report on Form A stating that no reportable securities transactions were effected.

4. As an alternative to the literal compliance with the reporting requirements of this Section, a disinterested trustee shall be considered to have satisfied his or her reporting requirement, if:

          a. the disinterested trustee agrees to execute, and does execute, with or through WPG all trades in securities in which such disinterested trustee has a beneficial ownership interest;

          b. a computer printout or similar report is produced by WPG and delivered to the Fund no less frequently than the frequency set forth in subparagraph 1 of this Section and containing with respect to the disinterested trustee at least the information that would otherwise have been required by subparagraph 3 of this Section; and

          c. such disinterested trustee certifies annually in writing to WPG that, during the prior calendar year, he or she in fact maintained with WPG all brokerage accounts in which such person had a beneficial ownership interest and executed all trades required to be reported by subparagraph 1 of this Section with or through WPG.

G.   DISCLOSURE OF CERTAIN PERSONAL HOLDINGS.

          Each disinterested trustee shall disclose to the Fund initially upon becoming a trustee and at least quarterly thereafter all securities in which he or she has a beneficial ownership interest which beneficial ownership constitutes 1/2 of 1% or more of the outstanding amount of the issue of such security.

H.   ANNUAL CERTIFICATION OF COMPLIANCE.

          All disinterested trustees shall certify annually on the form annexed hereto as Form B that they (i) have read and understand this Code of Ethics and recognize that they are subject hereto, (ii) have complied with the requirements of this Code of Ethics and (iii) have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code of Ethics.

III.      MISCELLANEOUS

A.        RECORDKEEPING REQUIREMENTS.

The Fund shall maintain and preserve in an easily accessible place:

          1. a copy of this Code of Ethics (and any prior code of ethics that was in effect at any time during the past five years) for a period of not less than five years;

          2. a record of any violation of this Code of Ethics and of any action taken as a result of such violation for a period of not less than five years following the end of the fiscal year in which the violation occurs;

          3. a copy of each report (or computer printout) submitted under this Code of Ethics for a period of not less than five years, only those reports submitted during the previous two years must be maintained and preserved in an easily accessible place; and

          4. a list of all persons who are, or within the past five years were, required to make reports pursuant to this Code of Ethics.

B.   CONFIDENTIALITY.

          All information obtained from any access person hereunder shall be kept in strict confidence by the Fund, except that reports of securities transactions hereunder will be made available to the Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation or to the extent the Fund considers necessary or advisable in cooperating with an investigation or inquiry by the Commission or any other regulatory or self-regulatory organization.

C.   AMENDMENT TO THE ADVISER'S CODE OF ETHICS.

          Any amendment to the Adviser's Code of Ethics shall be deemed an amendment to this Code of Ethics effective ninety (90) days after written notice of each amendment shall have been received by the Secretary of the Fund, unless the Fund's Board of Trustees expressly determines that such amendment shall become effective at an earlier date or shall not be adopted.

D.    REVIEW OF REPORTS.

1. The Review Officer shall compare the reported personal securities transactions of each access person with completed and contemplated portfolio transactions of the Fund to determine whether a violation of this Code of Ethics may have occurred. In the case of reports of personal securities transactions of the Review Officer, the Alternative Review Officer shall perform such comparison. Before making any determination that a violation has been committed by any access person, the Review Officer or Alternative Review Officer, as the case may be, shall provide such person an opportunity to supply additional explanatory material.

2. If the Review Officer or Alternative Review Officer, as the case may be, determines that a violation of this Code of Ethics has or may have occurred, he shall submit a written determination, together with the related report by the access person and any additional explanatory material provided by the access person to the Chairman of the Fund, who shall make an independent determination of whether a violation has occurred.

3. On a quarterly basis, the Review Officer shall prepare a summary of the level of compliance by all access persons with this Code of Ethics during the previous quarter, including without limitation the percentage of reports timely filed and the number and nature of all material violations. On an annual basis, the Review Officer shall prepare a report identifying any recommended changes to existing restrictions or procedures based upon the Fund's experience under this Code of Ethics, evolving industry practices and developments in applicable laws or regulations. The Alternative Review Officer shall prepare reports with respect to compliance by the Review Officer.


                                      III-1

E.   SANCTIONS.

Any violation of this Code of Ethics by an access person shall result in the imposition of such sanctions as the Board of Trustees (without the presence of and participation by the disinterested trustee at issue, if applicable) of the Fund may deem appropriate under the circumstances, which may include, but is not limited to, removal or suspension from office, termination of employment, a letter of censure and/or restitution to the Fund of an amount equal to the advantage the offending person shall have gained by reason of such violation.

F.   INTERPRETATION.

The Fund's Board of Trustees may from time to time adopt such interpretations of this Code of Ethics as it deems appropriate.


                                      III-2

                                                                      APPENDIX A
                           WEISS, PECK & GREER, L.L.C.

                                 CODE OF ETHICS


1.       DEFINITIONS.

For purposes of this Code of Ethics, the following definitions shall apply:

a. The term "access person" shall mean any principal, officer or advisory person (as defined below) of the Adviser.

b. The term "Adviser" shall mean Weiss, Peck & Greer, L.L.C.

c. The term "advisory person" shall mean (i) every employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of a security (as defined below) by an Investment Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales and (ii) every natural person in a control relationship to the Adviser who obtains information concerning recommendations made to an Investment Company with regard to the purchase or sale of a security.

d. The term "beneficial ownership" shall mean a direct or indirect "pecuniary interest" (as defined in subparagraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934, as amended) that is held or shared by a person directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a security. While the definition of "pecuniary interest" in subparagraph (a)(2) of Rule 16a-1 is complex, the term generally means the opportunity directly or indirectly to provide or share in any profit derived from a transaction in a security. An indirect pecuniary interest in securities by a person would be deemed to exist as a result of: (i) ownership of securities by any of such person's immediate family members sharing the same household (including child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law); (ii) the person's partnership interest in the portfolio securities held by a general or limited partnership; (iii) the existence of a performance-related fee (not simply an asset-based fee) received by such person as broker, dealer, investment adviser or manager to a securities account; (iv) the person's right to receive dividends from a security provided such right is separate or separable from the underlying securities; (v) the person's interest in securities held by a trust under certain circumstances; and (vi) the person's right to acquire securities through the exercise or conversion of a "derivative security" (which term excludes (a) a broad-based index option or future, (b) a right with an exercise or conversion privilege at a price that is not fixed, and
(c) a security giving rise to the right to receive such other security only PRO RATA and by virtue of a merger, consolidation or exchange offer involving the issuer of the first security).

e. The term "control" shall mean the power to exercise a controlling influence over the management or policies of the Adviser, unless such power is solely the result of an official position with the Adviser, all as determined in accordance with Section 2(a)(9) of the 1940 Act.

f. The term "Investment Company" shall mean a management investment company registered as such under the 1940 Act and for which the Adviser is the investment adviser.

g. The term "investment personnel" shall mean all portfolio managers of the Adviser and other advisory persons who assist the portfolio managers in making investment decisions for an Investment Company, including, but not limited to, analysts and traders of the Adviser.

h. The term "material non-public information" with respect to an issuer shall mean information, not yet released to the public, that would have a substantial likelihood of affecting a reasonable investor's decision to buy or sell any securities of such issuer.

i. The term "portfolio manager" shall mean every person who is responsible for the day-to-day management of an Investment Company or who shares such responsibility with another portfolio manager.

j. The term "purchase" shall include the writing of an option to purchase.

k. The term "Review Officer" shall mean the officer of the Adviser designated from time to time by the Adviser to receive and review reports of purchases and sales by access persons. The term "Alternative Review Officer" shall mean the officer of the Adviser designated from time to time by the Adviser to receive and review reports of purchases and sales by the Review Officer, and who shall act in all respects in the manner prescribed herein for the Review Officer.

l. The term "sale" shall include the writing of an option to sell.

m. The term "security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies, securities issued by the United States government within the meaning of Section 2(a)(16) of the 1940 Act, bankers' acceptances, bank certificates of deposit, commercial paper and such other money market instruments as may be designated from time to time by the Adviser.

n. The phrase "security held or to be acquired" shall mean any security which, within the most recent 15 days, is or has been held by an Investment Company or is being or has been considered for purchase by an Investment Company or the Adviser for purchase by an Investment Company.

o. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

2.   LEGAL REQUIREMENTS.

       Section 17(j) of the Investment Company Act of 1940, as amended (the "1940 Act"), provides, among other things, that is unlawful for any access person of the Adviser to engage in any act, practice or course of business in connection with the purchase or sale, directly or indirectly, by such person of any security held or to be acquired by an Investment Company in contravention of such rules and regulations as the Securities and Exchange Commission (the "Commission") may adopt to define and prescribe means reasonably necessary to prevent such acts, practices or courses of business as are fraudulent, deceptive or manipulative. Pursuant to Section 17(j), the Commission has adopted Rule 17j-1 which provides, among other things, that it is unlawful for any access person of the Adviser in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by an Investment
Company:

(i)  to employ any device, scheme or artifice to defraud an Investment Company;

(ii) to make to an Investment Company any untrue statement of a material fact or omit to state to an Investment Company a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading;

(iii) to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon an Investment Company; or

(iv)  to engage in any manipulative practice with respect to an Investment
Company.

3.   STATEMENT OF POLICY.

       It is the policy of the Adviser that no access person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1. The fundamental position of the Adviser is, and has been, that each access person shall place at all times the interests of each Investment Company and its shareholders first. Accordingly, private securities transactions by access persons of the Adviser must be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an access person's position of trust and responsibility. Further, access persons should not take inappropriate advantage of their positions with or on behalf of any Investment Company.

       Without limiting in any manner the fiduciary duty owed by access persons to the Investment Companies or the provisions of this Code of Ethics, it should be noted that the Adviser considers it proper that purchases and sales be made by its access persons in the marketplace of securities owned by the Investment Companies; provided, however, that such securities transactions comply with the spirit of, and the specific restrictions and limitations set forth in, this Code of Ethics. Such personal securities transactions should also be made in amounts consistent with the normal investment practice of the person involved and with an investment, rather than a trading, outlook. Not only does this policy encourage investment freedom and result in investment experience, but it also fosters a continuing personal interest in such investments by those responsible for the continuous supervision of the Investment Companies' portfolios. It is also evidence of confidence in the investments made. In making personal investment decisions with respect to any security, however, extreme care must be exercised by access persons to ensure that the prohibitions of this Code of Ethics are not violated. Further, personal investing by an access person should be conducted in such a manner so as to eliminate the possibility that the access person's time and attention is being devoted to his or her personal investments at the expense of time and attention that should be devoted to management of an Investment Company's portfolio. It bears emphasis that technical compliance with the procedures, prohibitions and limitations of this Code of Ethics will not automatically insulate from scrutiny personal securities transactions which show a pattern of abuse by an access person of his or her fiduciary duty to any Investment Company.

4.   PROHIBITED ACTIVITIES.

       A violation of the Statement of Policy set forth above would always include at least the following prohibited activities. Should you have any questions regarding this Code of Ethics or whether an action is prohibited by this Code, please contact the Review Officer before taking such action.

a. No access person shall, directly or indirectly, purchase or sell securities in such a way that the access person knew, or reasonably should have known, that such securities transactions compete in the market with actual or considered securities transactions for any Investment Company, or otherwise personally act to injure any Investment Company's securities transactions;

b. No access person shall use the knowledge of securities purchased or sold by any Investment Company or securities being considered for purchase or sale by any Investment Company to profit personally, directly or indirectly, by the market effect of such transactions;

c. No access person shall, directly or indirectly, communicate to any person who is not an access person any material non-public information relating to any Investment Company or any issuer of any security owned by any Investment Company, including, without limitation, the purchase or sale or considered purchase or sale of a security on behalf of any Investment Company, except to the extent necessary to effectuate securities transactions on behalf of the Investment Company;

d. Investment personnel shall not, directly or indirectly, purchase any security sold in an public offering (initial or otherwise) of an issuer;

e. Investment personnel shall not, directly or indirectly, purchase any security issued pursuant to a private placement without obtaining prior written approval from the Review Officer. Investment personnel shall not recommend any securities transaction by an Investment Company without having previously disclosed any beneficial ownership interest in securities issued pursuant to a private placement or the issuer thereof to the Adviser, including without limitation:

     (I) his or her beneficial ownership of any such securities of such issuer;
     (ii) any contemplated transaction by such person in such securities;
     (iii) any position with such issuer or its affiliates; and
     (iv) any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

Such interested investment personnel may not participate in the decision for an Investment Company to purchase and sell securities of such issuer.

f. Investment personnel shall not accept any gift or personal benefit valued in excess of $100 annually from any single person or entity that does business with or on behalf of an Investment Company. Gifts of a DE MINIMIS value (i.e., gifts whose reasonable value is no more than $100 annually from any single person or entity), and customary business lunches, dinners and entertainment at which both the advisory person and the giver are present, and promotional items of DE MINIMIS value may be accepted. Any solicitation of gifts or gratuities is unprofessional and is strictly prohibited.

g. Investment personnel shall not serve on the board of directors of any publicly traded company, absent prior written authorization and determination by the Review Officer that the board service would be consistent with the interests of an Investment Company and its shareholders;

h. No portfolio manager shall, directly or indirectly, purchase or sell any security in which he or she has, or by reason of such purchase acquires, any beneficial ownership interest within a period of seven (7) calendar days before and after any Investment Company advised by the portfolio manager has purchased or sold such security. In calculating the 7 calendar day period, the trade date of the managed account's transaction is not counted. Any securities transaction by a portfolio manager in violation of this subparagraph h must be unwound, if possible, and the profits, if any, must be disgorged.

5.   EXEMPT TRANSACTIONS AND CONDUCT.

       This Code of Ethics shall not be deemed to be violated by any of the following transactions:

a. Purchases or sales for an account over which the access person has no direct or indirect influence or control;

b. Purchases or sales which are non-volitional on the part of the access person;

c. purchases and sales which are part of an automatic dividend reinvestment, cash purchase or withdrawal plan provided that no adjustment is made by the access person to the rate at which securities are purchased or sold, as the case may be, under such a plan during any period in which the security is being considered for purchase or sale by an Investment Company;

d. Purchases made by exercising rights distributed by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired by the access person from the issuer, and sales of such rights so acquired;

e. Tenders of securities pursuant to tender offers which are expressly conditioned on the tender offer's acquisition of all of the securities of the same class;

f. Purchases or sales for which the access person has received prior written approval from the Fund. Prior approval shall be granted only if a purchase or sale of securities is consistent with the purposes of this Code of Ethics and
Section 17(j) of the 1940 Act and rules thereunder; and

g. Purchases or sales made in good faith on behalf of an Investment Company, it being understood by, and disclosed to, each Investment Company that the Adviser may make contemporaneous investment decisions and cause to be effected contemporaneous executions on behalf of one or more of the Investment Companies and that such executions may increase or decrease the price at which securities are purchased or sold for the Investment Companies.

6.   RULES ADOPTED BY WEISS, PECK & GREER, L.L.C.

       All principals and employees of the Adviser, including access persons, are subject to the rules adopted by the Adviser, as set forth in the Statement of Policy on Personal Securities Transactions by Principals, Employees and Related Accounts dated March 1, 1996 and as amended from time to time (the "Trading Policy"), in addition to the requirements of this Code of Ethics. The Trading Policy is attached hereto as Exhibit A. The Trading Policy requires, among other things, that (i) investments beneficially owned by principals and employees of the Adviser be held at risk for specified time periods, (ii) securities transactions by an Investment Company receive the best price in relation to securities transactions by principals and employees of the Adviser which are executed on the same day and (iii) principals and employees of the Adviser obtain approval from the Adviser before selling personally any security which was previously purchased by an Investment Company based, in whole or in part, upon his or her recommendation or advice.

       The restriction in the Trading Policy that investments beneficially owned by principals and employees of the Adviser be held at risk for specified time periods is imposed because (i) it has been suggested that personal investing activities of a trading nature may give rise to the possibility of an impropriety, even when the transactions themselves are entirely appropriate and beyond reproach, (ii) the amount of time and attention required by investment activities of a trading nature may divert time and attention away from time that should be devoted to management of Investment Company assets, (iii) it does not seem wise to foster a trading attitude among those responsible for investments by an Investment Company.

       Any violation of the Trading Policy which adversely affects an Investment Company shall be deemed to be a violation of this Code of Ethics.

7.   JOINT PARTICIPATION.

       Access persons should be aware that a specific provision of the 1940 Act prohibits such persons, in the absence of an order of the Commission, from effecting a transaction in which an Investment Company is a "joint or a joint and several participant" with such person. Any transaction which suggests the possibility of a question in this area should be presented to legal counsel for review.

8.   BROKERAGE ACCOUNTS.

a. Access persons of WPG are required to maintain with the Adviser all brokerage accounts in which they have a beneficial ownership interest, unless an exemption from this requirement is sought from, and granted by, the Adviser.

b. Access persons of the Adviser who are exempted from the requirement to maintain their brokerage accounts with the Adviser are required to direct their brokers to supply to the Adviser on a timely basis duplicate copies of confirmations of all securities transactions in which the access person has a beneficial ownership interest, whether or not one of the exemptions listed in
Section 5 applies.

9.   PRECLEARANCE PROCEDURE.

       Prior to effecting any securities transaction in which an access person has a beneficial ownership interest (other than open-end investment company securities), the access person must receive written approval from the Trading Department Preclearance Officer and the Review Officer. The Trading Department Preclearance Officer and the Review Officer shall preclear their personal securities transactions with the Alternative Trading Department Preclearance Officer and the Alternative Review Officer respectively. Each request for preclearance must be submitted to the Trading Department Preclearance Officer on a Personal Investment Preclearance Form (See Form C attached to this Code). Verbal approval of personal securities transactions is not permitted.

       Any approval by the Trading Department Preclearance Officer and the Review Officer is valid only for the day on which the approval is granted. If an Access Person is unable to effect the securities transaction on that day, he or she must resubmit a completed Personal Investment Preclearance Form and reobtain approval from the Trading Department Preclearance Officer and the Review Officer prior to effecting the securities transaction.

       The Trading Department Preclearance Officer and the Review Officer will base their decision whether to approve a personal securities transaction for an Access Person after considering the specific restrictions and limitations set forth in, and the spirit of, this Code, including without limitation whether the security at issue is being considered for purchase or sale for an Investment Company. The Trading Department Preclearance Officer and the Review Officer are not required to give any explanation for refusing to approve a securities transaction and their decision shall be final and binding.

10.  REPORTING REQUIREMENTS.

a. Each access person shall submit to the Adviser a report in the form annexed hereto as Form A or in similar form (such as a computer printout) which report shall set forth at least the information described in subparagraph b of this Section as to all securities transactions during each quarterly period, in which such access person has, or by reason of such transactions acquires or disposes of, any beneficial ownership of a security, whether or not one of the exemptions listed in Section 5 applies. Access persons shall not be required to report securities transactions effected for any account over which such person does not have any direct or indirect influence.

b. Every report on Form A shall be made not later than ten (10) days after the end of each calendar quarter in which the transaction(s) to which the report relates was effected and shall contain the following information:

     (i)The date of each transaction, the title, class and number of shares, and the principal amount of each security involved;

     (ii)The nature of each transaction (i.e., purchase, sale or other type of acquisition or disposition);

     (iii)The price at which each transaction was effected; and

     (iv)The name of the broker, dealer or bank with or though whom each transaction was effected.

PROVIDED, HOWEVER, if no transactions in any securities required to be reported were effected during a quarterly period by an access person (including disinterested trustees), such access person shall submit to the Adviser a report on Form A within the time-frame specified above stating that no reportable securities transactions were effected.

c. Every report concerning a securities transaction with respect to which the reporting person relies upon one of the exceptions provided in Section 5 shall contain a brief statement of the exemption relied upon and the circumstances of the transactions.

d. Notwithstanding subparagraph a of this Section, an access person need not report securities transactions pursuant to this Code of Ethics where the reported information would be duplicative of information reported pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940.

11.  ALTERNATIVE REPORTING PROVISIONS.

       As an alternative to the literal compliance with the reporting requirements of Section 10, an access person shall be considered to have satisfied his or her reporting requirements provided that:

         a. With respect to an access person who maintains with the Adviser all brokerage accounts in which such person has a beneficial ownership interest and executed all trades required to be reported by Section 10, such access person certifies annually in writing to the Adviser that, during the prior calendar year, such person maintained with the Adviser all such brokerage accounts and executed all such trades.

With respect to such access persons, the Adviser shall prepare a computer printout or similar report no less frequently than the frequency set forth in subparagraph b of Section 10 and containing with respect to the access person at least the information that would otherwise have been required by subparagraph b of Section 10.

         b. With respect to an access person who maintains with a firm other than the Adviser a brokerage account in which such person has a beneficial ownership interest pursuant to the exemption set forth in Section 8, (i) such person arranges for the Adviser to receive and the Adviser does receive, no less frequently than the frequency set forth in subparagraph b of Section 10, brokerage statements concerning such accounts containing at least the information which would have been required by subparagraph b of Section 10; and
(ii) such access person certifies annually in writing to the Adviser that, during the prior calendar year, such person has obtained the necessary approval for the maintenance of such accounts and specifies in the certificate the name and location of all such accounts.

12.   DISCLOSURE OF PERSONAL HOLDINGS.

       All investment personnel shall submit to the Adviser initially upon becoming an investment person and annually thereafter a report disclosing all securities in which such person has a beneficial ownership interest.

13.  ANNUAL CERTIFICATION OF COMPLIANCE.

       All access persons shall certify annually on the form annexed hereto as Form A that they (i) have read and understand this Code of Ethics and recognize that they are subject hereto, (ii) have complied with the requirements of this Code of Ethics and (iii) have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code of Ethics.

14.   CONFIDENTIALITY.

       All information obtained from any access person hereunder shall be kept in strict confidence by the Adviser, except that reports of securities transactions hereunder will be made available to the Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation or to the extent the Adviser considers necessary or advisable in cooperating with an investigation or inquiry by the Commission or any other regulatory or self-regulatory organization.

15.  NOTICE TO ACCESS PERSONS.

       The Adviser shall identify all persons who are considered to be "access persons," "investment personnel" and "portfolio managers," inform such persons of their respective duties and provide such persons with copies of this Code of Ethics. The Adviser shall continue, in the ordinary course through its portfolio reports, to advise all access persons of the securities held by the Adviser during each quarterly period.

16.  REVIEW OF REPORTS.

a. Within 20 days of each month-end, the Review Officer shall prepare a summary of all transactions by access persons in securities which were purchased, sold, held or considered for purchase or sale by each Investment Company during the prior month.

b. The Review Officer shall compare the reported personal securities transactions with completed and contemplated portfolio transactions of the Investment Companies to determine whether a violation of this Code of Ethics may have occurred. In the case of reports of personal securities transactions of the Review Officer, the Alternative Review Officer shall perform such comparison. Before making any determination that a violation has been committed by any person, the Review Officer or the Alternative Review Officer, as the case may be, shall give such person an opportunity to supply additional explanatory material.

c. If the Review Officer or the Alternative Review Officer, as the case may be, determines that a violation of this Code of Ethics has or may have occurred, he shall submit a written determination, together with the related report by the access person and any additional explanatory material provided by the access person to the Senior Managing Principal of the Adviser, who shall make an independent determination of whether a violation has occurred.

d. On a quarterly basis, the Review Officer shall prepare a summary of the level of compliance with this Code of Ethics during the previous quarter, including without limitation the percentage of reports timely filed and the number and nature of all material violations. On an annual basis, the Review Officer shall prepare a report identifying any recommended changes in existing restrictions or procedures based upon the Adviser's experience under this Code of Ethics, evolving industry practices and developments in applicable laws or regulations. The Alternative Review Officer shall prepare separate reports with respect to compliance by the Review Officer.

17.  SANCTIONS.

       Any violation of this Code of Ethics shall result in the imposition of such sanctions as the Adviser may deem appropriate under the circumstances, which may include, but is not limited to, removal or suspension from office, termination of employment, a letter of censure and/or restitution to the effected Investment Company of an amount equal to the advantage the offending person shall have gained by reason of such violation.

18.  RECORDKEEPING REQUIREMENTS.

       The Adviser shall maintain and preserve in an easily accessible place:

a. a copy of this Code of Ethics (and any prior code of ethics that was in effect at any time during the past five years) for a period of five years;

b. a record of any violation of this Code of Ethics and of any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurs;

c. a copy of each report (or computer printout) submitted under this Code of Ethics for a period of five years, only those reports submitted during the previous two years must be maintained and preserved in an easily accessible place; and

d. a list of all persons who are, or within the past five years were, required to make reports pursuant to this Code of Ethics.